Exhibit 16.1

October 12, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Patient Safety Technologies, Inc.(Commission File No. 1-9727)

We have read Item 4 of Form 8-K dated October 12, 2006 of Patient Safety Technologies, Inc. and are in agreement with the statements of the registrant contained therein.

/s/ Rothstein, Kass & Company, P.C.

Roseland, NJ
October 12, 2006